MICHAEL, ADEST & BLUMENKRANTZ
                 CERTIFIED PUBLIC ACCOUNTANTS, P.C.


                          SEVEN PENN PLAZA
                      NEW YORK, NEW YORK 10001
                   212-563-2525   FAX 212-563-3549




                                                   March 17, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read item 4 included in the Form 8-K dated March 15, 1999 of Utopia Marketing, Inc. and are in agreement with the statements contained therein regarding Michael, Adest & Blumankrantz.

                               Very truly yours,


                               /s/Michael, Adest & Blumenkrantz

                               Michael, Adest & Blumenkrantz,
                               Certified Public Accountants, P.C.